UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2025
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	388-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 8.01 Other Events.

As previously reported, on May 30, 2025, Idaho Power Company (Idaho Power) filed a general rate case and proposed rate schedules with the Idaho Public Utilities Commission (IPUC), Case No. IPC-E-25-16. The filing was based on a 2025 test year and requested approximately $199.1 million in additional Idaho-jurisdiction annual revenues, which is net of a $46.8 million Idaho-jurisdiction power cost adjustment (PCA) decrease. As filed, this request would have resulted in a 13.09 percent overall average net Idaho-jurisdictional revenue increase for Idaho Power's Idaho customers. The filing requested, among other items, an authorized rate of return on equity of 10.4 percent with an Idaho retail rate base of approximately $5.1 billion, which is not inclusive of rate base associated with Idaho Power's jointly-owned coal facilities, the costs of which are recovered under separate rate mechanisms. In its application, Idaho Power proposed a capitalization structure of approximately 49 percent long-term debt and 51 percent common stock equity. Idaho Power included an average cost of debt of 5.132 percent and an overall cost of capital of 7.818 percent.

On October 24, 2025, Idaho Power filed a motion for approval of a settlement stipulation (Settlement Stipulation) with the IPUC related to the Idaho general rate case filing. The Settlement Stipulation was entered into by Idaho Power, the Staff of the IPUC, and several of the intervening parties. If the IPUC approves the Settlement Stipulation, it will authorize Idaho Power's filed general rate case, with the modifications contained in the Settlement Stipulation.

The Settlement Stipulation contains the following significant terms, among other items:

•Idaho Power would implement revised tariff schedules designed to increase annual Idaho-jurisdictional retail revenue by approximately $110.0 million, or 7.48 percent, effective January 1, 2026. The approximate $110 million of additional annual revenue is inclusive of a PCA rate increase of $13.1 million;
•a 9.6 percent return on equity and a 7.410 percent authorized rate of return based on the filed cost of debt and capital structure, applied to an Idaho-jurisdictional rate base of approximately $4.9 billion (which is based on the average of monthly average plant balances for January through December 2025);
•a base level net power supply expense (NPSE) of approximately $468.8 million, a decrease of $16.1 million from the currently approved base level NPSE;
•updates to the Idaho fixed cost adjustment mechanism rates to reflect approved fixed costs and Idaho Power’s proposed rate designs;
•continued deferral of certain wildfire mitigation related costs, including incremental vegetation management and insurance costs, as measured from 2024 actual costs, through the earlier of Idaho Power's next general rate case or 2027;
•modifications to Idaho Power’s accumulated deferred investment tax credits (ADITC) and revenue sharing mechanism: (1) to include an additional amount of investment tax credits equal to the total of existing ADITCs not currently eligible for accelerated amortization under the mechanism and all investment tax credits generated through the end of calendar-year 2028; (2) to establish an annual cap of $55 million on the amount of accelerated amortization of ADITCs for calendar year 2026 and thereafter; (3) to re-affirm the existing minimum specified Idaho-jurisdiction return on year-end equity (Idaho ROE) of 9.12 percent for additional amortization of ADITCs; (4) to re-affirm the existing 9.6 percent Idaho ROE as the threshold for revenue sharing of Idaho-jurisdiction earnings between Idaho Power and Idaho customers; and (5) to continue to implement all revenue sharing through the PCA; and
•agreement that Idaho Power’s share of capital expenditures at jointly-owned coal-fired plants through year-end 2024 are included for recovery in the stipulated revenue requirement.

At the time of the Settlement Stipulation, Staff of the IPUC had completed its prudence review of capital projects included in the test year rate base through July 2025. To the extent IPUC Staff identifies potential prudence concerns with investments after July 2025, it will address those in Idaho Power's next Idaho general rate case.

The Settlement Stipulation does not preclude Idaho Power from filing another general rate case in Idaho at any time in the future. If the IPUC were to deny the Settlement Stipulation or materially change its terms, no party would be bound by the terms of the Settlement Stipulation. As of the date of this report, the IPUC's determination in this matter is pending.

Idaho Power is unable to predict the outcome of the general rate case. Idaho Power anticipates that new rates, if approved by the IPUC, would become effective on or after January 1, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations, such as statements regarding Idaho Power's general rate case filing and any related rate and revenue increases. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "potential," "plans," "predicts," "preliminary," "projects," "targets," "may," "may result," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this Current Report on Form 8-K, IDACORP, Inc.'s (IDACORP) and Idaho Power's most recent Annual Report on Form 10-K, particularly Part I, Item 1A - "Risk Factors" and Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the U.S. Securities and Exchange Commission, and the following important factors: (a) decisions or actions by the IPUC and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; (c) the impact of regulatory decisions on credit ratings and investor perceptions and IDACORP’s and Idaho Power’s resulting ability to obtain debt and equity financing on reasonable terms or at all; (d) changes in tax laws or related regulations or interpretations of applicable laws or regulations by federal, state, or local taxing jurisdictions, and the availability of expected tax credits or other tax benefits; and (e) the ability of IDACORP to pay dividends to shareholders based on actual cash collections through authorized customer rates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time, and it is not possible for IDACORP and Idaho Power to predict all such factors, nor can they assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  October 24, 2025
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer